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                                                        Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Registration Statement No. 1 to Registration Statement No. 33-56555 of Burnham Pacific Properties, Inc. on Form S-3 of our report dated February 28, 1997 appearing in the Annual Report on Form 10-K of Burnham Pacific Properties, Inc. for the year ended December 31, 1996, and to the reference to us under the headings "Experts" in the Prospectus, which is part of such Registration Statement.


/s/ Deloitte and Touche LLP
Deloitte and Touche LLP

San Diego, California
July 18, 1997